Exhibit 99.1

Cerence Announces Second Quarter Fiscal 2025 Results; Revenue and Profitability Exceed High End of Guidance

Headlines

•
Revenue of $78M; free cash flow of $13.1M marks fourth consecutive positive quarter
•
Company reiterates full-year guidance for revenue and raises full-year guidance for profitability and cash flow
•
Continued innovation and customer momentum for Cerence xUI, the company’s next-gen platform

BURLINGTON, Mass., May 7, 2025 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global leader pioneering conversational AI-powered user experiences, today reported its second quarter fiscal year 2025 results for the quarter ended March 31, 2025.

Results Summary (1,2)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
GAAP revenue (4)	$78.0	$67.8	$128.9	$206.2
GAAP gross margin	77.1%	69.2%	72.3%	77.1%
GAAP total operating expenses (3)	$42.8	$311.3	$92.8	$364.7
Non-GAAP total operating expenses	$34.1	$50.0	$68.2	$94.4
GAAP net income (loss) (3)	$21.7	$(278.0)	$(2.6)	$(254.1)
Adjusted EBITDA	$29.5	$(0.3)	$30.8	$70.1
Free cash flow	$13.1	$(0.8)	$21.0	$(4.5)
GAAP net income (loss) per share - diluted (3)	$0.46	$(6.66)	$(0.06)	$(6.13)

(1)
As previously disclosed, for the six months ended March 31, 2024, revenue includes the non-cash revenue associated with the Toyota “Legacy” contract and related impacts totaling $86.6M.
(2)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(3)
As previously disclosed, for the six months ended March 31, 2024, operating expenses include a Goodwill impairment charge of $252M.
(4)
Q2FY25 and Q2FY24 revenue include $21.5 million and $10.4 million of revenue from fixed license contracts, respectively.

“I’m incredibly proud of what our team has accomplished. We surpassed the high end of our revenue and adjusted EBITDA guidance and posted our fourth consecutive quarter of positive free cash flow, demonstrating the high value we provide to the world’s leading automakers as they work through the ongoing macro uncertainties and complexities facing the industry today,” said Brian Krzanich, CEO, Cerence AI. “As we look to the future and based on currently available information, we believe we are well-positioned to continue supporting our customers as they work to bring an enhanced experience to their drivers. With Cerence xUI, we are partnering with OEMs as they contemplate and build their future infotainment platforms,

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

as well as delivering enhanced user experiences via over-the-air updates as automakers upgrade their current systems to deliver next-gen features and capabilities to their drivers today.”

Cerence Key Performance Indicators

To help investors gain further insight into Cerence’s business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q2FY25
Percent of worldwide auto production with Cerence Technology (trailing twelve months (“TTM”))	51%
Change in number of Cerence connected cars shipped (TTM over prior year TTM)[2]	10%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	0%

(1)
Please refer to the “Key Performance Indicators” section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production decreased 1%, calculated TTM over prior year TTM.
(3)
Adjusted Total Billings excludes professional services and prepay contracts and is adjusted for prepay consumption. Change in Adjusted Total Billings is calculated TTM over prior year TTM.

Third Quarter and Full Year Fiscal 2025 Outlook

For the fiscal quarter ending June 30, 2025, revenue is expected to be in the range of $52 million to $56 million, where no material Fixed License revenue contracts are expected to be signed during the quarter. Gross margins are projected between 66% and 68% and net loss is projected in the range of $13 million to $10 million. Adjusted EBITDA is expected to be in the range of $1 million to $4 million. The adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Revenue guidance for the full fiscal year ending September 30, 2025 remains unchanged; however, net loss is now projected in the range of $35 million to $29 million, adjusted EBITDA is now expected to be in the range of $28 million to $34 million, net cash provided by operating activities is projected in the range of $39 million to $45 million, and free cash flow is expected in the range of $25 million to $35 million.

Additional details regarding guidance will be provided during the company’s earnings call.

Cerence Conference Call and Webcast

The company will host a live conference call and webcast with slides to discuss its results today at 5:00pm Eastern Time / 2:00pm Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here.

Webcast access also will be available on the Investor section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; outlook and momentum; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals,

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the new administration in the United States or actions taken by other countries in response; automotive production curtailment or delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt, the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2025 and 2024, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA.

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Stock-based compensation.

Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, (gains) losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2025, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services, prepay billings and adjusted for prepay consumption. TTM over prior year TTM.

____________

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn.

About Cerence Inc.

Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 500 million cars shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai.

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenues:
License	$51,460	$35,527	$74,185	$56,350
Connected services	12,648	13,597	26,355	110,417
Professional services	13,902	18,701	28,366	39,393
Total revenues	78,010	67,825	128,906	206,160
Cost of revenues:
License	2,432	1,404	4,214	3,008
Connected services	4,979	5,359	11,290	12,662
Professional services	10,418	14,119	20,149	31,444
Amortization of intangible assets	—	—	—	103
Total cost of revenues	17,829	20,882	35,653	47,217
Gross profit	60,181	46,943	93,253	158,943
Operating expenses:
Research and development	23,332	31,846	44,201	65,152
Sales and marketing	4,930	5,619	9,696	11,690
General and administrative	11,199	16,659	23,953	29,452
Amortization of intangible assets	536	555	1,090	1,100
Restructuring and other costs, net	2,832	4,551	13,894	5,256
Goodwill impairment	—	252,096	—	252,096
Total operating expenses	42,829	311,326	92,834	364,746
Income (loss) from operations	17,352	(264,383)	419	(205,803)
Interest income	918	1,190	2,355	2,622
Interest expense	(2,716)	(3,111)	(6,109)	(6,347)
Other income (expense), net	499	(25)	771	1,397
Income (loss) before income taxes	16,053	(266,329)	(2,564)	(208,131)
(Benefit from) provision for income taxes	(5,603)	11,647	68	45,988
Net income (loss)	$21,656	$(277,976)	$(2,632)	$(254,119)
Net income (loss) per share:
Basic	$0.50	$(6.66)	$(0.06)	$(6.13)
Diluted	$0.46	$(6.66)	$(0.06)	$(6.13)
Weighted-average common share outstanding:
Basic	43,223	41,724	43,059	41,452
Diluted	51,530	41,724	43,059	41,452

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31,	September 30,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,368	121,485
Marketable securities	5,413	5,502
Accounts receivable, net of allowances of $54 and $1,613	65,018	62,755
Deferred costs	4,737	5,286
Prepaid expenses and other current assets	39,633	70,481
Total current assets	232,169	265,509
Long-term marketable securities	-	3,453
Property and equipment, net	29,412	30,139
Deferred costs	15,960	18,051
Operating lease right of use assets	17,989	12,879
Goodwill	293,357	296,858
Intangible assets, net	551	1,706
Deferred tax assets	55,248	51,398
Other assets	20,860	22,365
Total assets	$665,546	$702,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,634	$3,959
Deferred revenue	49,740	52,822
Short-term operating lease liabilities	3,958	4,528
Short-term debt	60,056	87,094
Accrued expenses and other current liabilities	37,506	68,405
Total current liabilities	157,894	216,808
Long-term debt	197,593	194,812
Deferred revenue, net of current portion	119,954	114,354
Long-term operating lease liabilities	14,557	8,803
Other liabilities	26,279	26,484
Total liabilities	516,277	561,261
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 43,254 and 41,924 shares issued and outstanding, respectively	433	419
Accumulated other comprehensive loss	(28,814)	(25,912)
Additional paid-in capital	1,102,022	1,088,330
Accumulated deficit	(924,372)	(921,740)
Total stockholders' equity	149,269	141,097
Total liabilities and stockholders' equity	$665,546	$702,358

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,632)	$(254,119)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	5,793	5,384
Provision for credit loss reserve	208	6,065
Stock-based compensation	13,702	13,125
Non-cash interest expense	3,348	2,939
Loss on debt extinguishment	(327)	-
Deferred tax (benefit) provision	(4,271)	40,949
Goodwill impairment	-	252,096
Unrealized foreign currency transaction losses (gains)	345	(262)
Other, net	(33)	474
Changes in operating assets and liabilities:
Accounts receivable	(8,029)	(75)
Prepaid expenses and other assets	25,250	5,854
Deferred costs	2,041	3,423
Accounts payable	2,492	(292)
Accrued expenses and other liabilities	(23,532)	(1,673)
Deferred revenue	10,365	(75,659)
Net cash provided by (used in) operating activities	24,720	(1,771)
Cash flows from investing activities:
Capital expenditures	(3,703)	(2,776)
Purchases of marketable securities	-	-
Sale and maturities of marketable securities	3,493	3,912
Other investing activities	(716)	(891)
Net cash (used in) provided by investing activities	(926)	245
Cash flows from financing activities:
Proceeds from revolving credit facility	-	-
Proceeds from long-term debt, net of discount	-	-
Payments for long-term debt issuance costs	-	-
Principal payments of short-term debt	(26,964)	-
Common stock repurchases for tax withholdings for net settlement of equity awards	(2,171)	(9,744)
Principal payment of lease liabilities arising from a finance lease	(229)	(202)
Proceeds from the issuance of common stock	2,175	10,461
Net cash (used in) provided by financing activities	(27,189)	515
Effects of exchange rate changes on cash and cash equivalents	(722)	(967)
Net change in cash and cash equivalents	(4,117)	(1,978)
Cash and cash equivalents at beginning of period	121,485	101,154
Cash and cash equivalents at end of period	$117,368	$99,176

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
GAAP revenue	$78,010	$67,825	$128,906	$206,160

GAAP gross profit	$60,181	$46,943	$93,253	$158,943
GAAP gross margin	77.1%	69.2%	72.3%	77.1%

GAAP total operating expenses	$42,829	$311,326	$92,834	$364,746
Stock-based compensation	5,374	4,079	9,692	11,818
Amortization of intangible assets	536	555	1,090	1,203
Restructuring and other costs, net	2,832	4,551	13,894	5,256
Goodwill impairment	-	252,096	-	252,096
Non-GAAP total operating expenses	$34,087	$50,045	$68,158	$94,373

GAAP net income (loss)	$21,656	$(277,976)	$(2,632)	$(254,119)
Stock-based compensation*	5,931	4,745	10,739	13,125
Amortization of intangible assets	536	555	1,090	1,203
Restructuring and other costs, net*	2,832	4,551	13,894	5,256
Goodwill impairment	-	252,096	-	252,096
Depreciation	2,812	2,143	4,703	4,181
Total other expense, net	1,299	1,946	2,983	2,328
(Benefit from) provision for income taxes	(5,603)	11,647	68	45,988
Adjusted EBITDA	$29,463	$(293)	$30,845	$70,058

GAAP net cash provided by (used in) operating activities	$15,466	$1,044	$24,720	$(1,771)
Capital expenditures	(2,343)	(1,845)	(3,703)	(2,776)
Free cash flow	$13,123	$(801)	$21,017	$(4,547)
* - $3.0 million in stock-based compensation is included in Restructuring and other costs, net for the six months ended March 31, 2025.

Kate Hickman, VP, Corp. Comms & IR | Tel: 339-215-4583| Email: kate.hickman@cerence.com

Cerence Investor Relations | cerence@pondel.com